UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2015

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 646-4100

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 25, 2015, Plains All American Pipeline, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as sole underwriter (the “Underwriter”), relating to the issuance and sale by the Partnership, and purchase by the Underwriter, of 21,000,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Partnership has also granted the Underwriter a 30-day option to purchase up to 3,150,000 additional common units.

The Common Units are being offered and sold under the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-184137) filed with the Securities and Exchange Commission on September 27, 2012 (the “Registration Statement”), and are described in a Prospectus Supplement dated February 26, 2015 to the Prospectus dated September 27, 2012, which is included in the Registration Statement.

The closing of the offering of Common Units is expected to occur on March 3, 2015, subject to customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 25, 2015, by and between Plains All American Pipeline, L.P. and Barclays Capital Inc., as sole underwriter.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its general partner

By:	PLAINS AAP, L.P., its sole member

By:	PLAINS ALL AMERICAN GP LLC,
its general partner

By:	/s/ Richard McGee
	Name:	Richard McGee
	Title:	Executive Vice President

Date: February 27, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 25, 2015, by and between Plains All American Pipeline, L.P. and Barclays Capital Inc., as sole underwriter.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).